Exhibit 99.1

First Keystone Corporation Issues $25 Million in Subordinated Notes

BERWICK, Pa., Dec. 11, 2020 - First Keystone Corporation (the “Company” or “First Keystone”) (OTCPK: FKYS), the bank holding company for First Keystone Community Bank (the “Bank”), today announced the completion of its private placement of $25 million of its 4.375% Fixed to Floating Rate Subordinated Notes (the “Notes”) to certain qualified institutional buyers and institutional accredited investors.

The Notes will have a maturity date of December 31, 2030 and initially bear interest, payable semi-annually, at a fixed annual rate of 4.375% per annum until December 31, 2025. Commencing on that date, the interest rate applicable to the outstanding principal amount due will be reset quarterly to an interest rate per annum equal to the then current three-month secured overnight financing rate (SOFR) plus 411 basis points, payable quarterly until maturity. The Company may redeem and pay the Notes at par, in whole or in part, at its option, anytime beginning on or after December 31, 2025. The Notes are intended to qualify as Tier 2 capital for regulatory capital purposes for the Company.

The Company intends to use the net proceeds from the private placement to continue to meet regulatory capital requirements, increase the regulatory lending ability of the Bank and support the Bank’s organic growth initiatives.

Performance Trust Capital Partners, LLC served as sole placement agent for the offering. Bybel Rutledge, LLP served as legal counsel to First Keystone Corporation and Windels Marx Lane & Mittendorf, LLP served as legal counsel to Performance Trust Capital Partners, LLC.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About First Keystone Corporation

First Keystone Corporation (OTC PINK: FKYS), is the parent company of First Keystone Community Bank.

First Keystone Community Bank provides innovative business and personal banking products that focus on “Yesterday’s Traditions. Tomorrow’s Vision.” The Bank currently operates offices in Columbia (5), Luzerne (8), Montour (1), Monroe (4), and Northampton (1) counties.

Inquiries regarding the purchase of the Corporation’s stock may be made through the following brokers: RBC Dain Rauscher, 800-223-4207; Janney Montgomery Scott, LLC, 800-526-6397; Boenning & Scattergood, Inc., 800-883-1212; and Stifel Nicolaus & Co. Inc., 800-679-5446.

Safe Harbor Forward-Looking Statements:

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and responses thereto on current customers and the operations of the Company, specifically the effect of the economy on loan customers’ ability to repay loans;

•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;

•	the impact of new or changes in existing laws and regulations, including the Tax Cuts and Jobs Act and Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;

•	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;

•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;

•	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;

•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;

•	the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	technological changes;

•	the interruption or breach in security of our information systems and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;

•	acquisitions and integration of acquired businesses;

•	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;

•	volatilities in the securities markets;

•	acts of war or terrorism;

•	disruption of credit and equity markets; and

•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release. The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.